    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21,2001
                                                      REGISTRATION NO. 333-63186
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            POST EFFECTIVE AMENDMENT
                                       TO

                       --------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ---------------------------------

                          WILLIS GROUP HOLDINGS LIMITED
             (Exact name of Registrant as specified in its charter)

         BERMUDA                                         NONE

(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)
                               TEN TRINITY SQUARE
                                 LONDON EC3P 3AX
                                     ENGLAND
                              (011) 44-20-7488-8111
    (Address, including zip code, of Registrant's principal executive office)


         WILLIS GROUP HOLDINGS LIMITED 2001 SHARE PURCHASE AND OPTION PLAN
                            (Full title of the Plan)

                             WILLIAM P. BOWDEN, JR.
                          WILLIS GROUP HOLDINGS LIMITED
                                7 HANOVER SQUARE
                            NEW YORK, NEW YORK 10004
                                 (212) 344-8888
 (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                   COPIES TO:
                               STEPHEN W. FACKLER
                           SIMPSON THACHER & BARTLETT
                              3330 HILLVIEW AVENUE
                               PALO ALTO, CA 94304
                                 (650) 251-5000



                         CALCULATION OF REGISTRATION FEE

=================================================== =============== ================= ================= =============
                                                                         PROPOSED           PROPOSED
                                                                         MAXIMUM            MAXIMUM        AMOUNT OF
                                                     AMOUNT TO BE     OFFERING PRICE       AGGREGATE      REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED                   REGISTERED      PER SHARE(1)     OFFERING PRICE        FEE
--------------------------------------------------- --------------- ----------------- ----------------- -------------
Interests in the Plan (1)......................     Indeterminate        N/A                   N/A          N/A
=================================================== =============== ================= ================= =============

    (1) Pursuant to Rule 416(c) under the Securities Act of 1933, the registrant previously filed an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                EXPLANATORY NOTE

This Post-Effective Amendment to Form S-8 is submitted solely to update the Willis Group Holdings Limited 2001 Share Purchase and Option Plan (the "Plan") filed as Exhibit 4.7 to the Form S-8 filed June 15, 2001. The registrant has included The Willis Group Holdings Limited Bonus and Stock Plan as a sub-plan to the Plan and has included the sub-plan herein as an exhibit.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Willis Group Holdings Limited (the "Company" or "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement.

         (a) The Registrant's Prospectus filed on November 9, 2001 (File No. 333-72450) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b)      Report on Form 6-K, filed November 14, 2001.

         (c) The description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on May 21, 2001, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         See Item 3(c) above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Bye-laws of the Registrant provide for indemnification of the Registrant's officers and directors against all liabilities, loss, damage or expense incurred or suffered by such party as an officer or director of the Registrant; provided that such indemnification shall not extend to any matter which would render it void pursuant to the Companies Act of 1981 as in effect from time to time in Bermuda.

         The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the company's bye-laws or in a contract or arrangement between the company and the director, indemnifying a director against any liability which would attach to him in respect of his fraud or dishonesty will be void. The directors and officers of the Registrant are covered by directors' and officers' insurance policies maintained by the Registrant.

         Under the Amended and Restated Limited Partnership Agreement of Profit Sharing (Overseas), Limited Partnership, directors of the Registrant who are officers, directors, employees, partners, stockholders, members or agents of KKR 1996 Fund (Overseas), Limited Partnership or its affiliates are indemnified by Profit Sharing (Overseas), Limited Partnership to the fullest extent permitted by law from and against all liabilities, loss, damage or expense relating to the performance as a director of the Registrant during the period of time in which Profit Sharing (Overseas), Limited Partnership holds an interest in the Registrant; provided that such indemnification shall not cover acts not made in good faith and not in the best interest of the Profit Sharing (Overseas), Limited Partnership or constitute malfeasance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         None.

ITEM 8.  EXHIBITS.

         4.1      Memorandum of Association of the Company*

         4.2      Form of Bye-Laws of the Company*

         4.7      Willis Group Holdings Limited 2001 Share Purchase and Option
                  Plan*

         4.8 The Willis Group Holdings Limited 2001 Bonus and Stock Plan (filed herewith)

         23.1     Consent of Deloitte & Touche (filed herewith)

         24.1     Power of Attorney*

         * Previously filed or incorporated by reference on the Registration on Form S-8 as filed by the Registrant with the Securities and Exchange Commission on June 15, 2001.

ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
    Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this post-effective amendment;

PROVIDED, HOWEVER, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Certificate of Amendment Certificate of Incorporation of the registrant and the provisions of Bermuda law described under Item 6 above, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, Country of England on the 21st day of November, 2001.

                                    WILLIS GROUP HOLDINGS LIMITED

                                    By:   /s/ Joseph J. Plumeri
                                          --------------------------------------
                                          Name: Joseph J. Plumeri
                                          Title: Executive Chairman and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               SIGNATURE                           TITLE                             DATE
------------------------------------------------------------------------------------------------
               *                         Executive Chairman and Director       November 21, 2001
------------------------------------     (principal executive officer)
Joseph J. Plumeri

               *                         Chief Financial Officer               November 21, 2001
------------------------------------     (principal accounting officer)
Thomas Colraine

               *                         Director                              November 21, 2001
------------------------------------
Henry R. Kravis

               *                         Director                              November 21, 2001
------------------------------------
George R. Roberts

               *                         Director                              November 21, 2001
------------------------------------
Perry Golkin

               *                         Director                              November 21, 2001
------------------------------------
Todd A. Fisher

               *                         Director                              November 21, 2001
------------------------------------
Scott C. Nuttall

               *                         Director                              November 21, 2001
------------------------------------
James R. Fisher

               *                         Director                              November 21, 2001
------------------------------------
Paul M. Hazen
             *                           Authorized U.S. Representative        November 21, 2001
------------------------------------
Mary E. Caiazzo

*By: /s/ Michael Chitty                  Attorney in Fact                      November 21, 2001
------------------------------------
Michael Chitty

The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the administrators of the Willis Group Holdings Limited 2001 Share Purchase and Option Plan have duly caused this Post Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized as of the 21st day of November, 2001.

WILLIS GROUP HOLDINGS LIMITED 2001 SHARE PURCHASE AND OPTION PLAN

By: /s/ Scott C. Nuttall
    -------------------------------------------------
       Scott C. Nuttall, Plan Representative

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                                    DESCRIPTION

4.1                       Memorandum of Association of the Company*

4.2                       Form of Bye-Laws of the Company*

4.7                       Willis Group Holdings Limited 2001 Share Purchase and Option
                               Plan*

4.8                       The Willis Group Holdings Limited 2001 Bonus and Stock Plan
                               (filed herewith)

23.1                      Consent of Deloitte & Touche (filed herewith)

24                        Power of Attorney*

         * Previously filed or incorporated by reference on the Registration on Form S-8 as filed by the Registrant with the Securities and Exchange Commission on June 15, 2001.